Exhibit 21

Subsidiaries of Radian Group Inc.

RDN Investments, Inc. (Delaware domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Mortgage Reinsurance Company (Vermont domiciled wholly owned subsidiary of Radian Group Inc.)
Radian MI Services Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Insurance Services LLC (Pennsylvania domiciled wholly owned subsidiary of Radian MI Services Inc.)
Radian Advisors LLC (Pennsylvania domiciled wholly owned subsidiary of Radian MI Services Inc.)
Radian Investor Surety Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian MI Services Inc.)
Enhance Financial Services Group Inc. (New York domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Guaranty Reinsurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)
Enhance C-BASS Residual Finance Corporation (Delaware domiciled wholly owned subsidiary of Radian Guaranty Reinsurance Inc.)
Residual Interest Investments LP (Delaware domiciled subsidiary owned 99.2% by Radian Guaranty Reinsurance Inc. and 0.8% by Enhance C-BASS Residual Finance Corporation)
Lottery Receivables Series 1998A Corporation (Delaware domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)
Radian Guaranty Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Mortgage Assurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Insurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Mortgage Insurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Mortgage Services (Hong Kong) Ltd. (Hong Kong domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Services LLC (Delaware domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Asset Assurance Inc. (New York domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Van-American Insurance Agency, Inc. (South Carolina domiciled wholly owned subsidiary of Radian Asset Assurance Inc.)
Radian Clayton Holdings Inc. (Delaware domiciled wholly owned subsidiary of Radian Group Inc.)
Clayton Holdings LLC (Delaware domiciled wholly owned subsidiary of Radian Clayton Holdings Inc.)
Clayton Fixed Income Services (Delaware domiciled wholly owned subsidiary of Clayton Holdings LLC)
Clayton Holdings UK, Ltd. (United Kingdom domiciled wholly owned subsidiary of Clayton Holdings LLC)
Clayton Euro Risk, Ltd. (United Kingdom domiciled wholly owned subsidiary of Clayton Holdings UK, Ltd.)
Clayton Services LLC (Delaware domiciled wholly owned subsidiary of Clayton Holdings LLC)
Clayton Support Services LLC (Delaware domiciled wholly owned subsidiary of Clayton Services LLC)
First Madison Services LLC (Delaware domiciled wholly owned subsidiary of Clayton Services LLC)
Green River Capital, LLC (Delaware domiciled wholly owned subsidiary of First Madison Services LLC)
GR Financial LLC (Utah domiciled wholly owned subsidiary of Green River Capital, LLC)